U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A+ OFFERING CIRCULAR - - PART II -TIER II

Dated 3/1/2021

PURSUANT TO REGULATION A UNDER THE SECURITIES ACT OF 1933

TERNIO, LLC
a Delaware Limited Liability Company
3010 Haven Reserve

Milton, Georgia 30004

210-913-4445

2,500,000 Units of Class B Non-Voting Common Units at $4.80 per Unit

Maximum Offering: $12,000,000

See The Offering and Securities Being Offered For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 360 days from the Date of Qualification by the Securities And Exchange Commission, unless Extended or Terminated Earlier By The Issuer.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Capitalized but undefined terms used herein have the meanings set forth in the Ternio, LLC Limited Liability Company Agreement (the “Operating Agreement”), a copy of which is attached hereto as Exhibit A. The mailing address of the Company is 310 Haven Reserve, Milton, Georgia 30004 and the telephone number is (210) 913-4445.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE BELOW AND REVIEW ALL THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.  AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions[1]	Proceeds to Company[2]	Proceeds to Other Persons[3]
Per Unit	$4.80	$.34	$4.46	None
Minimum Investment	$480.00	$33.60	$446.40	None
Maximum Offering	$12,000,000.00	$840,000.00	$11,160,000.00	None

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If the Company has entered into any commission agreements with FINRA member broker dealers or placement agents with the Company to act as a part of a selling group for this Offering, the Company may pay a cash success fee up to an equivalent to 7% of the gross proceeds raised in the Offering.

2

Does not reflect payment of expenses of this Offering, which are estimated to not exceed $50,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

3

There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above.  See "Plan of Distribution.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Class B Non-Voting Common Units (the “Units” or individually, each a “Unit”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Units pursuant to this Offering Circular.  The Units are being offered and sold by Ternio, LLC, a Delaware Limited Liability Company (“Ternio”, “we”, “our” or the “Company”). There are 2,083,000 Class B Non-Voting Common Units being offered at a price of $4.80 per Class B Non-Voting Unit with a minimum purchase of One Hundred (100) Units per investor. The Units are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company.  The Units are initially being offered directly through the Company.  However, the Company reserves the right to engage in one or more FINRA member broker-dealers or other third-party placement agents in the discretion of the Company. The maximum aggregate amount of the Units offered is $12,000,000.00 (the “Maximum Offering”). There is no minimum number of Units (other than the per investor minimum of 100 Units) that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Units will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Units offered are sold; or (ii) the close of business 360 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Units will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular. The Company’s website is not incorporated into this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE COMMON UNITS OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE COMMON UNITS MAY NEVER BE DEVELOPED. TRADING OF COMMON UNITS WILL NOT BE PERMITTED UNLESS AND UNITHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE UNITHOLDERS TO HOLD THEIR UNITS INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE UNITS ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE UNITS. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS\ CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE UNITS DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Units.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell and seeking offers to buy the Units only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Units. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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ITEM 3 - OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer	Ternio, LLC, a Delaware Limited Liability Company
Type of Offering:	Class B Non-Voting Common Unit (“Unit”)
Price Per Unit:	$4.80 per Unit
Minimum Investment:	$480
Maximum Offering:	Purchasers may be accredited investors or nonaccredited investors. Non-accredited investors are limited in the number of Units they may purchase.
Use of Proceeds:	See the description below in the section of Use of Proceeds.
Voting Rights	Each Holder of Common Units shall be entitled to one vote per Unit for each matter that a holder of a Common Unit is entitled to vote on in accordance with Amended and Restated Operating Agreement.
Length of Offering

Units will be offered on a continuous basis until either (a) the date upon which the Company confirms that it has received in the bank account gross proceeds of $12,000,000.00 in deposited funds; (b) the expiration of 360 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

Summary of Risk Factors

This Offering involves significant risks, and you should consider the Units highly speculative. The following important factors, and those important factors  described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These  important risk factors include, but are not limited to:

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The Company is a relatively newly formed entity with limited tangible assets and its continued operation requires substantial additional funding.

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The Company has a short operating history and there is no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

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Investors in this Offering risk the loss of their entire investment. The industry in which the Company is participating is highly speculative and extremely risky.

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There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

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If you invest and purchase the Units, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Units have no voting rights.

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There is no market for the Company’s Units at present and there is no assurance such a market will develop subsequent to this Offering. The Units are illiquid and should be considered a long-term investment.

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There are substantial restrictions on the transferability of the Units and in all likelihood, you will not be able to liquidate some or all of your investment in the immediate future.

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The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

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The price of the Units is arbitrary and may not be indicative of the value of the Units or the Company.

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The tax treatment of the Units is uncertain.

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The Company does not expect there to be any market makers to develop a trading market in the Units.

ITEM 3 - RISK FACTORS

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability.  The introduction of new products and services, and expansion of our distribution channels will contribute significantly to our operational results, and we will continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

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Our ability to manage costs;

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The increasing level of competition in the advertising industry;

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Our ability to continuously offer new and improved products;

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Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

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The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

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Our ability to identify and respond successfully to emerging trends in the advertising and block card industry;

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The level of consumer acceptance of our products;

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Regulatory compliance costs; and

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General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to execute any material part of our growth strategy successfully would significantly impair our future growth and our ability to attract and sustain investments in our business.

Development Stage Business.  We commenced operations in 2018. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future and there can be no assurances that the Company will operate profitably.

Inadequacy of Funds.  Gross offering proceeds of a maximum of $10,000,000 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plan; however, this cannot be assured. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to develop its business fully.

 Dependence on Management.  The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, Daniel Gouldman and Ian Kane, as well as other key personnel and consultants. Some of them will have concurrent responsibilities at other entities. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified personnel. Competition for qualified employees and management personnel among companies in industries that the Company is participating in is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Life Insurance Policies on Any Such People. The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or consultants die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

Risks of Borrowing.  Although the Company does not intend to incur any additional debt from the investment commitments provided in this Offering and to the contrary intends to gradually extinguish existing debt, should the Company fail to eliminate its existing debt or need to obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

The Company’s Business Plan Is Speculative. The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Common Units is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Unanticipated Obstacles to Execution of the Business Plan. The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and are subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds. The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its shareholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised. There is no minimum amount of Securities that need to be sold in this Offering for it to become effective (other than the 100 minimum number of Shares or even lots of 100 shares to be purchased by any investor) or for the Company to access the investment funds. All investor funds will be transferred from the transfer agent’s investment holding escrow account to the Company immediately upon the Company’s request after unit issuance or at regular intervals (e.g., weekly). The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have sold. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Shares is not fully subscribed.

Control by Management. As of March 1, 2021, our Managers owned approximately 97.6% of our authorized and issued units. Upon completion of this Offering, if all of the Units are sold, our executive officers will own approximately 76.6% of our outstanding units and thus will have the ability to elect our Managers. Members will have not have the ability to control the Company’s operations.

Return of Profits. The Company has never declared or paid any cash dividends on its common units. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s operations and holdings. As a result, the Company does not anticipate paying any cash dividends to its shareholders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets.  In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not develop similar or superior products or technology independently. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing. If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues. The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

The Company's Business Model Is Evolving. The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and services to potential customers who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Faces or Will Face Competition in the Company's Markets. The Company either faces, or will face significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, And Could Adversely Affect the Company's Reputation and Operating Revenues.  To the extent that the Company's activities involve the storage and transmission of confidential information and/or other data, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information, as well as numerous other problems. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against the Company. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends on Third-Party Providers for A Reliable Internet Infrastructure and The Failure of These Third Parties, Or the Internet in General, For Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business.  Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage in Misconduct or Improper Activities. The Company, like any business, is exposed to the risk of employee or contractor fraud or other misconduct. Misconduct by employees or contractors could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and harm to the Company's reputation.

The Company Has Not Paid Distributions in The Past and Does Not Expect to Pay Distributions in the Near Future, So Any Return on Investment May Be Limited to The Value of the Common Units.  The Company has never paid cash distributions to its investors and does not anticipate paying cash distributions in the foreseeable future. The payment of distributions to the Company’s Common Unitholders will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. While the Company intends to pay distributions in the future at such time as profitable operations are sustained and cash flow in excess of reinvestment required to achieve the Company’s business objectives is available, there is no guarantee the Company will chose to pay distributions at that time, rather than reinvest in addition growth of the Company, such as by opening additional restaurants. If the Company does not pay distributions, the Company’s Common Units may be less valuable.

An Investment in the Company's Common Units Could Result in A Loss of Your Entire Investment.  An investment in the Company's Common Units offered in this Offering involves a high degree of risk and you should not purchase the Common Units if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Broker-Dealer Sales of Shares. The Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. It is the requirement by all U.S. exchanges and certain quotation systems that a company be a reporting company with the Securities and Exchange Commission to be eligible for listing or quotation by market makers. The Company is not and will not be a reporting company with the SEC in connection with this Offering.

No assurance can be given that the Units or any of the common units of the Company will ever qualify for inclusion on any trading market. As a result, the common units (including the Units) are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will affect the ability of members to sell their Shares in the secondary market.

Secondary Market.   No application is currently being prepared for the Company’s securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Company’s securities to trading on an “Over-the-Counter” or “Open Market”, though the Company intends to apply for OTC-QB listing within twelve months of the close of this Offering. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

Compliance with Securities Laws.  The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act and other applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Shares. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price.  The price of the Shares has been arbitrarily established by our current management, considering such matters as the state of the Company’s business development, intellectual property, and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets or net worth of the Company, or any other objective criteria.

Certain investors may be entitled to pay a lower price for our Class B Non-Voting Common Units. We and the selling stockholder are offering shares of our Class B Non-Voting Common Units at a per share price of $4.80.  The Company has the right to enter into certain agreements with certain FINRA member broker dealers or placement agents and where such agreements may allow or permit certain Units to be purchased at a discount, and which in certain cases have the effect of immediately diluting the  investment of other investors in this offering.

Lack of Firm Underwriter.  The Shares are being offered on a “best efforts” basis by the management of the Company and any FINRA-registered broker dealer who subsequently may choose assist in sale of the Offering. Accordingly, there is no assurance that the management of the Company or any FINRA-registered broker-dealer that may be engaged in the future will sell the maximum number of Shares offered in the Offering, or any lesser amount.

The Units in This Offering Have Limited Protective Provisions.  The Units in this Offering have limited protective provisions. As such, you will not be afforded protection, by any provision of the Units or as a Unitholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Units being offered do not provide you with any protection. In addition, there are no provisions attached to the Units in the Offering that would permit you to require the Company to repurchase the Units in the event of a takeover, recapitalization or similar transaction involving the Company. The limited protective provisions of the Company’s operating agreement are outlined in the Company’s Amended & Restated Operating Agreement and are discussed further in the section of this Offering Circular entitled “Distributions” below.

No Guarantee of Return on Investment.  There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all Exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Projections: Forward Looking Information. Management has prepared projections regarding anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business. The projections are based on management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel. These projections are based on several assumptions, set forth therein, which management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE UNITS AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

ITEM 4 – DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Units outstanding) that occurs for any given Unit when additional Units are issued. If all of the Class B Non-Voting Common Units in this Offering are fully subscribed and sold, the Common Units offered herein will constitute approximately 21.1% of the total outstanding Units of the Company and 20.1% of the total authorized Units of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Units sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Common Units or other securities such as stock, or securities or debt convertible into stock or additional classes of Units. When the Company issues more Units or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of Units outstanding could also result from a Unit offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising equity or Unit options, employees or others being granted Units or equity or by conversion of certain instruments such as convertible bonds, other classes of Units or warrants into Units or other equity. If the Company decides to issue more Units or other securities, an investor could experience value dilution, with each Unit being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Unit, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Units or securities in a “down round” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into Units. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more Units than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a Unit price ceiling. Either way, the holders of the convertible notes get more Units for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more Units for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Unit to hold a certain amount of value, it’s important to realize how the value of those Units can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Unit, ownership percentage, control, share of revenues and earnings per Unit.

If you invest in the Company’s Class B Units, your interest will be diluted immediately to the extent of the difference between the Offering price per Unit and the Company provided pro forma net tangible book value per Unit before and after this Offering.  As of December 31, 2020, and subject to pending determinations of existing SAFE agreements and Preferred Units, the Company has based on unaudited financial statements for 2020, the net tangible book value of the Company to range between $600,000 and a negative $972,000. Based on the number of Class A Common Units (2) Class B Common Units (9,759,140) and Preferred Units (240,860) issued and outstanding as of the date of this Offering Circular, the Company equates a potential net tangible book value range of $.06 per Unit to a negative $.0972 per Unit on a pro forma basis. Net tangible book value per Unit consists of Unitholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Units outstanding. The pro forma net tangible book value, assuming full subscription in this Offering and subject to the final determination of preferred units and outstanding SAFE agreements, would range between $.0557 per Unit and a negative $.1015 per Unit. Thus, if the Offering is fully subscribed, the net tangible book value per Unit owned by the Company’s current Unitholders will have immediately increased by approximately $.5588 per Unit to $.68456 per Unit without any additional investment on their part and the net tangible book value per Unit for new investors will be immediately diluted. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.  The Company recognizes that this initial dilution substantially impacts Common Unit investors.

ITEM 5 – PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to 2,500,000 ($12,000,000.00) of its Class B Non-Voting Common Units (“Units”). The Offering is being conducted on a best-efforts basis without any minimum number of Units (other than the per investor minimum of 100 Units) or amount of proceeds required to be sold to distribute funds to the Company. The Company will not initially sell the Units directly, however, the Company may after the commencement of the offering sell Units through commissioned broker-dealers or other placement parties. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A and Offering Circular to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in the bank account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the bank account will be distributed to the Company, and the associated Units will be issued to all investors from said closing at the same time following each closing of the Offering. Funds tendered by investors will be kept in the bank account until the next closing after they are received by the bank.

All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Securitize, LLC” as Escrow Agent for Investors in Ternio, LLC Securities Offering” which shall be deposited into the bank account and released to the Company at each closing. Should the Company choose to accept credit or debit cards as payment of the subscription amount, processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing such payments.

Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in the bank account will promptly be refunded to each investor without interest or deductions. The Company may terminate the Offering at any time for any reason at its sole discretion, and may extend the Offering past the planned termination date in the absolutely discretion of the Company.

Of the 2,500,000 Units being sold in this Offering, the following table provides for the current securityholders who are selling for their own account:

Selling Security Holder	No. of Class B Units owned Pre-Offering	No. of Class B Units being offered with Offering	No. of Class B Units owned Post-Offering
Daniel Gouldman	4,879,570	450,000	4,429,570
Ian Kane	4,879,570	450,000	4,429,570
Total number of Class B Units being offered by security holders			900,000
Percentage of pre-offering outstanding Class B Units being offered by security holders			9.2%

All of the securities being sold in this Offering were authorized as of February 21, 2021.

The Company may engage the services of FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 360 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

If you decide to subscribe for any Units in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $480.00 for 100 Units unless reduced on a case-by-case basis by the Company. If paying by check, all subscription checks should be made payable to “Securitize, LLC as Escrow Agent for Investors in Ternio, LLC Securities Offering.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per Unit investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Units will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Units for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Units, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Units. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Units may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Units may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Furthermore, the Units may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. The sale of Units of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Common Units being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Securitize will serve as transfer agent to maintain Unitholder information.

ITEM 6 – USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best effort” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Units in this Offering are $12,000,000.00. The net proceeds from the Offering to the Company, assuming it is fully subscribed, are expected to be approximately $7,580,000.00, after the allocating $4,320,000 to selling unit holders and the payment of offering costs. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations, marketing and general working capital. At present, management’s best estimate of the use of proceeds is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or managers of the issuer. The officers and managers of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Gross Offering Proceeds	$ 5,250,000.00 (1,093,750 Units)	$ 7,500,000.00 (1,562,500 Units)	$ 10,500,000.00 (2,187,500 Units)	$ 12,000,000.00 (2,500,000 Units)
Operational Costs/ General Expenses	$ 1,080,000.00	$ 1,280,000.00	$ 1,900,000.00	$ 1,996,000.00
Marketing	$ 1,960,000.00	$ 2,560,000.00	$ 3,400,000.00	$ 3,992,000.00
Product Development	$ 1,130,000.00	$ 1,280,000.00	$ 2,000,000.00	$ 1,996,000.00
New Hires	$ 980,000.00	$ 1,280,000.00	$ 1,700,000.00	$ 1,996,000.00
Selling Shareholders		$ 1,000,000.00	$ 1,400,000.00	$ 1,920,000.00
Offering Expenses	$ 100,000.00	$ 100,000.00	$ 100,000.00	$ 100,000.00
Total	$ 5,000,000.00	$ 7,500,000.00	$ 10,000,000.00	$ 12,000,000.00

ITEM 7 – DESCRIPTION OF BUSINESS

Ternio is an enterprise blockchain company that started on January 1st, 2018; and while most well-known for Blockcard – a global fintech platform – Ternio provides real world interoperability between blockchain / cryptocurrency and traditional fintech / banking technology.

A simple explanation for Blockcard is that you can spend your cryptocurrencies anywhere a Visa, MC or Unionpay card is accepted.  Blockcard allows for debit card issuance, bank accounts, buying and selling of cryptocurrencies, cryptoback rewards and other features for consumers; additionally – Ternio whitelabels their technology for other fintech companies looking to solve real world problems using blockchain technology.

Marketing strategies

Ternio has built the Blockcard – a fintech platform built on blockchain technology.  Ternio markets its products through commercials on Youtube like this video or through digital advertising whether it’s Google search ads, display ads or social media ads.  Our focus is on promoting the benefits of using digital cash on the blockchain and connecting that to an FDIC insured bank account, debit card or cryptoback rewards.

Products

Blockcard is a product found at www.getblockcard.com.  Blockcard is an account that allows customers to spend the value of their cryptocurrencies via a debit card like Visa or Mastercard.  Customers will also have access to a bank account that will allow them to buy and sell cryptocurrencies.  We will also offer decentralized wallets for users where they will hold their own cryptographic keys.  Ternio does not offer custody service for cryptocurrencies with the exception of Stellar blockchain based tokens like TERN due to the various features it offers including multi-sig, freezing wallets and other various regulation friendly capabilities that allow us to better ensure AML and security compliance.  We also whitelabel our services to other companies.

Target markets, including other countries where the applicant proposes to engage in virtual currency-related activities.

Ternio is actively working on expanding its geographical footprint.  We will offer checking accounts in and a Mastercard product in 31 countries in Europe.  We’re actively working to partner with other banks and fintech partners in many countries across the world including Mexico, India, Kenya etc.  Ternio will not offer products in countries that are currently under sanction by either the United States, the United Kingdom or Europe.

Methodology used to calculate the value of virtual currency in fiat currency.

The value of the virtual currency is determined by the market price on cryptocurrency exchanges.  Each virtual currency is regularly paired with a US dollar equivalent and Ternio converts the tokens based on the market prices on exchanges.  Ternio is connected to various exchanges such as Coinbase, Kraken, Paxos (Itbit), PrimeX (provided by Primetrust) among others.

Operating structure the applicant intends to employ, including any other entities routinely used to facilitate transactions.

Ternio, LLC is the parent company (incorporated in Delaware) that owns and operates the technology behind Blockcard.  Because Ternio itself is not a cryptocurrency exchange – we use trusted cryptocurrency exchange partners to facilitate the conversion from crypto into fiat.

Description of products.

Blockcard is a product found at www.getblockcard.com.  Blockcard is an account that allows customers to spend the value of their cryptocurrencies via a debit card like Visa or Mastercard.  Customers will also have access to a bank account that will allow them to buy and sell cryptocurrencies.  We will also offer decentralized wallets for users where they will hold their own cryptographic keys.  Ternio does not offer custody service for cryptocurrencies with the exception of Stellar blockchain based tokens like TERN due to the various features it offers including multi-sig, freezing wallets and other various regulation friendly capabilities that allow us to better ensure AML and security compliance.

Domestic and international jurisdictions in which the applicant, or any parent, affiliate, or subsidiary, is licensed, or is otherwise authorized to engage in virtual currency, money transmission, or other financial services activity, or has applied for such authorization, and the amount of any bond or deposit furnished in each such jurisdiction. In each case, please also specify the type of activity for which the applicant is licensed or otherwise authorized.

Ternio is registered with the SEC and FINCEN in the United States and are in the process of applying for a license with the FCA in London regarding our involvement as a Fintech with crypto in Europe.  Ternio is not required to have a license until January 10, 2021 in Europe to engage in crypto services, and due to our flow of funds, existing services, existing partners and present US law – we are not required to maintain licenses as money transmitters.

As a technology company – we facilitate fintech services as requested by our customers.  Ternio does not custody fiat currencies at any time; we work with our banking partners who are able to operate under different laws and regulations.  Additionally – we presently and for the foreseeable future use companies who have a Bitlicense to facilitate the conversion from crypto to fiat.  For our debit card services – we utilize American and European banks and the use of the Visa or Mastercard cards are fully compliant through that traditional form of money transmission.

Trend Analysis of Cryptocurrencies in the Global Banking Sector

Cryptocurrencies have turned 11 years old and yet - the industry is still well ahead of mass adoption. The world of digital currency is bubbling with disruptive ideas and exciting innovations.

With a $369 billion market capitalization, the world of cryptocurrencies is only growing.  The growth in cryptocurrencies is led by several factors in everything from a hedge against inflation, interest in cryptocurrencies as an investment and digital assets being used in many different use cases in everything from real estate, art, lending and a whole host of other applications.

The high cost of banking loans and services, bureaucratic and administrative barriers in the establishment of financial relationships, and data breaches are the primary manifestation of the world-wide concerns in the current banking industry, which has led to the rise in worldwide crypto adoption.

Crypto Wallet Users Growth- Reference Statista

Cryptos Addressing the Imperfection in the Banking System

Unlike government issued currencies that are centralized, digital assets do not require a central clearing house as they're built on blockchain technology.

"A blockchain is a distributed ledger providing a real-time and shared view of all transactions – including property records, monetary transactions, or other valued digital assets – between engaging parties in a fully trusted environment."

The blockchain technology offers a way for two different parties to come to agreement on the state of a database, without the intervention of a middleman. By providing a ledger that nobody administers and tools like 'smart contracts', the technology can help financial institutions establish better governance and standards around data sharing and collaboration. With global banking a trillion dollar industry, the blockchain can disintermediate key services that bank provides, including:

A report published by Santander FinTech suggests that implementing blockchain technology into the financial sector could reduce the infrastructure cost by $20 billion/year. The possibility to significantly reduce IT costs has led to the investment of millions of dollars into this technology each year, shows data from PwC and Statista.

Blockchain also holds potential implications for global commerce by replacing current manual and paper-based processes with streamlined and automated processes. Today, trillions of dollars slosh around the globe through an outdated system of extra fees and slow payments. A public blockchain can behave as a tool to collaborate since it’s decentralized and no single entity can own it. This can cut down on the need for third-party verification to reduce the processing time as well as fees for traditional bank transfers. Here's a comparison of cost associated with bank transfer and crypto transaction for sending $1000 to India from the US:

Stablecoins- To Secure the Future of Crypto World

While digital currencies are a long way from completely replacing fiat, the last few years have seen upward growth in their transaction volume. In a report published by TokenInsight, the size of the digital asset space is growing with $23 billion of daily trading and $4.081 trillion of trading volume of the overall cryptocurrency industry.

Despite seeing such growth in their volume, digital currencies have still not achieved global acceptance mainly due to-

a)

The lack of reliability and trust.

b)

The uncertainty of global regulations and pressure from legislative governmental bodies.

c)

The volatile nature restricts the use of cryptocurrencies in day-to-day life.

But now, a promising category of cryptocurrencies, Stablecoins- seems poised to succeed where its predecessors failed. As the name suggests, a stablecoin distinguishes itself from the more famous but highly volatile digital currency brethren, like Bitcoin, in its focus on price stability.

The idea has long been in the air as the concept seems quite adequate to create cryptocurrencies that serve as a value measure and can withstand significant market volatility. The very first project of stablecoins, Tether, was launched in 2015, and its market value has grown from  $304k to $12 billion.

The interest in stablecoins is growing exponentially because they're backed up by real monetary assets such as USD, GBP or other fiat currency held in a bank.  Some notable announcements over the past couple of years:

1)      The announcement by the Federal Reserve Bank of Boston to research digital currency with the help of MIT.

2)      The announcement by People's Bank of China to pilot test DCEP

3)      The proposition, forward and backward movement of Libra, Facebook's blockchain project.

4)      JPMorgan moving ahead with plans to offer cryptocurrency-based transactions

In addition to these news stories, many worldwide developments have also caused ripples across the global financial services sector.

Projects Around the World Driving Great Interest in Cryptocurrencies

1)    As a part of the government's initiative in digitizing Tunisia, LA Post-a financial institution- issued a blockchain-based digital version of the country's currency. The project had support from local Fintech firms and a Swiss-based software company. The e-dinar launched in 2015, and it's still a successful case of a digital coin being issued by a government.

2)   The Marshall Islands have used the US dollar as its official currency since 1982. In 2018, the government of the Marshall Islands put forward an idea of introducing its own digital currency called "Sovereign" as a second legal tender that can supplement the US dollar.

3)   In Venezuela, the government claims that it has issued a government-sponsored digital coin. "Petro", the digital coin was issued by the Venezuela government two years ago, which is backed by a barrel of oil from the substantial reserves of the country. As per the government, Petro is complementary to the country's currency as legal tender.

 4)   Central banks in Asia are a step ahead in launching cryptocurrencies for future payment systems and cross-border transactions, with China, Hong Kong, and Thailand set to roll out sovereign digital tokens. The People’s Bank of China states that its digital currency is progressing but hasn’t shared any word on the launch date. Contrastingly, the Hong Kong Monetary Authority and Bank of Thailand successfully completed the initial phase of their currency project in the first quarter of 2020, and are now inviting banks to participate to test the real-world application of digital currencies.

5)    On October 30th, 2019, the Association of German Banks published an article that covered the details for a 'crypto-based digital Euro'. Two weeks later, European commission organised an event called "Convergence, the Global Blockchain Congress", where an official of European Central Bank confirmed that the bank is exploring blockchain technology to work on a digital EURO.

6)   A month ago, Andrew Bailey, the governor of the Bank of England, confirmed the development of a digital currency. The bank also published a paper in March 2020, stating the means by which a central bank digital currency could help meet the objectives in this digital age. As a matter of law, a UK court recognized cryptocurrencies as assets in a property ownership dispute in December 2019.

7)    In March 2020, the U.S Democratic Party published a draft stimulus bill, which included a provision for digital dollars as a means to make payments to businesses and individuals hit in this pandemic. The call to create a digital dollar has grown ever since Jerome Powell, the chairman of the Federal Reserve, said he's looking into the possibilities of a CBDC.

8)   Among other banking entities, the International Monetary Fund (IMF) has long been promoting the CBDC and believes cryptocurrencies can reduce the reliance on government-issued money. The former managing director of the IMF, Christine Lagarde has urged central banks in November 2018 to consider creating their own digital currency, which could satisfy public policy goals, including but not limited to, security and/or consumer protection, financial inclusion, and privacy in payments.

An Asymmetric Threat

Up until the end of 2016, digital currencies were not that well known. However, multiple developments in the industry brought forward the fact that there is a whole new industry being built in real time. This was admitted by the Bank of America in 2018 when they accepted that the threat posed by decentralization is real. While many can argue that crypto hasn't proved itself, the growth of cryptocurrency and blockchain space in 2020 is proof that decentralisation will.

The age of self-custody is upon us. Consumers are changing their habits – that’s happening.  People can self-custody their own digital cash in a way that they never could before.  This is not only leading to new business models for DEFI and lending P2P but also giving customers more control over their own decisions and eliminates the need for people to be stuck between either banks or cash money handlers like Western Union.

Customers will have the ability and desire to engage in mobile banking built on 21st century technology – not tech built in the 1970’s.  They demand immediacy and convenience in their transactions which can be solved with blockchain.  There’s reason to believe that financial institutions including banks may soon provide financial vehicles for investors to buy and trade digital assets.

ITEM 8 – DESCRIPTION OF PROPERTY

The Company owns no real property.

The Company is not involved in any litigation

ITEM 9 – MANAGEMENT DISCUSSION, ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Ternio, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was registered in the state of Delaware on January 1, 2018. The Company provides a debit card for cryptocurrency holders to use where major credit cards are accepted. The Company is headquartered in Georgia.

Ternio, LLC is presently wholly owned by original founders, previous option holders, preferred shareholders and investors from our previous Regulation CF offering, but as Shares in the Company are issued pursuant to this Offering, Ternio founders’ ownership as well are prior investors in the Company will be diluted. If the maximum amount is raised in this Offering, original founders will 79.9% of the Company, prior investors from the first Regulation CF offering will 2.0% and new investors from this Regulation A offering will own 18.2%.  79.8% of shares in the Company are Class B Non-Voting Common Units with the same rights and privileges as set out herein; and with 2.1% preferred unit-holders.

RESULTS OF OPERATIONS

Management's plans and basis of presentation:

The Company has experienced recurring losses and negative cash flows from operations.  At December 31, 2020, the Company had approximate balances of cash and cash equivalents of $0.85 million compared to $0.04 million at December 31, 2019, total unit-member holders' equity at December 31, 2020 of $1.4 million compared to $0.4 million at December 31, 2019 and an accumulated deficit at December 31, 2020 of $0.5 million compared to $0.2 million at December 31, 2019. To date, the Company has in large part relied on equity financing to fund its operations.

The Company’s current focus is on its Blockcard program, which has experienced significant growth since its launch in 2019.  The Company's current strategy will continue to expose the Company to the numerous risks and volatility associated within the cryptocurrency sector.

The Company expects to continue to incur losses from operations for the near-term and these losses could be significant as the Company incurs costs and expenses associated with growth, as well as public company, legal and administrative related expenses being incurred. The Company is closely monitoring its cash balances, cash needs and expense levels.

Management's strategic plans include the following:

•

continuing expansion of its Blockcard  program in the United States and internationally across Europe and Asia;

•

expansion of its white label program to other fintech companies;

•

exploring other possible strategic options and financing opportunities available to the Company;

•

evaluating options to monetize, partner or license the Company's assets; and

•

continuing to implement cost control initiatives to conserve cash.

2020 Compared to 2019

Revenues

Revenues for the years ended December 31, 2020 and 2019, totaled approximately $8.8 million and $1.7 million, respectively. Revenues from Blockcard sales are impacted significantly from period to period changes in cryptocurrency prices.

Cost of Revenues

Cost of revenue for the year ended December 31, 2020 of approximately $6.7 million consisted primarily of direct purchases of Ternio cryptocurrency or “TERN” from Blockcard holders to facilitate liquidity in the program. The cost of revenue for the year ended December 31, 2019 was approximately $0.6 million. The approximate increase of $6.1 million arose primarily from increases in Blockcard sales and increased cardholders in 2020 as compared to 2019.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2020 totaled approximately $2.3 million compared to $1.1 million during the year ending December 31, 2019.  The increase consisted primarily of outside contractors and compensation as the company expands, which increased to $1.4 million in 2020 compared to $0.6 million in 2019.

Net Income (Loss)

During the year ended December 31, 2020, we recognized losses from operations of approximately $0.3 million compared to net income of $0.1 million for year ended December 31, 2019.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2020, we had working capital of approximately $1.2 million, which included cash and cash equivalents of $0.85 million.  We reported a net loss of $0.3 million during the year ended December 31, 2020.

We understand that there is always the risk that we will incur losses from operations for either the near-term or long-term and these losses could be significant as we incur costs and expenses associated with recent and potential future growth, as well as public company, legal and administrative related expenses being incurred. We are closely monitoring our cash balances, cash needs and expense levels.

Funding our operations on a go-forward basis will rely significantly on our ability to continue to grow our Blockcard and while label programs.  We expect to generate ongoing revenues from the sale of TERN cryptocurrency and our ability to provide a vehicle to use cryptocurrency for consumer transactions to generate cash for operations.  Furthermore, regardless of our ability to generate revenue from the sale of our cryptocurrency assets, we will need to raise additional capital in the form of equity or debt to fund our operations and pursue our business strategy.

The ability to raise funds as equity, debt or conversion of cryptocurrency to maintain our operations is subject to many risks and uncertainties and, even if we were successful, future equity issuances would result in dilution to our existing stockholders and any future debt or debt securities may contain covenants that limit our operations or ability to enter into certain transactions. Our ability to realize revenue through Blockcard and white label sales involve a number of risks, including regulatory, financial and business risks, many of which are beyond our control. Additionally, the value of cryptocurrency has been extremely volatile recently and such volatility has recently been lower and future prices cannot be predicted.

If we are unable to generate sufficient revenue from our Blockcard and whitelabel program when needed or secure additional sources of funding, it may be necessary to significantly reduce our current rate of spending or explore other strategic alternatives.

Plan of Operations

Our plan of operation for the 12 months following the commencement of this Offering is as follows:

We intend to focus on expansion of our Blockcard platform, expansion of our whitelabel business, expansion into other geographical areas and to add more services for our customers to use.

There is always the reality that the proceeds from this Offering may not satisfy our cash requirements and it could be necessary to raise additional funds in the next twelve to eighteen months to implement the plan of operations. We also anticipate that we will have additional capital requirements after the next twelve months and throughout 2022. During that time frame, we understand the Company may not satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate we may attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We could incur operating deficits in the foreseeable future.

Trend Information

Based on the results in 2020, the Company believes there is a market for its products in North America and other parts of the world. However, it is difficult to predict changing consumer preferences in cryptocurrency and the broader banking/fintech industries. If we are unable to react to changing consumer preferences, our sales could decrease.

The cryptocurrency market has seen a steady increase in adoption over the past several years and the Covid pandemic has led to an increase in customers looking to use digital services.  The Company has experienced significant growth in the use of its Blockcard platform since May 2019.  While the Company’s release of Blockcard was one of the earlier so called “crypto debit cards” to be live in the marketplace – there have been a number of companies that have announced an interest in launching comparable products.  The Company feels this demonstrates sufficient demand in the marketplace for a product like Blockcard.  The Company understands they could be incorrect and/or there could be current or future changes in the marketplace which make their products no longer viable in the marketplace.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements. The most significant accounting estimates inherent in the preparation of our financial statements include estimates associated with revenue recognition, intangible assets, stock-based compensation and.

The Company's financial position, results of operations and cash flows are impacted by the accounting policies the Company has adopted. In order to get a full understanding of the Company's financial statements, one must have a clear understanding of the accounting policies employed. A summary of the Company's critical accounting policies follows:

Cryptocurrencies

Cryptocurrencies, (including bitcoin, bitcoin cash and litecoin) are included in current assets in the consolidated balance sheets as intangible assets with indefinite useful lives. Cryptocurrencies are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

· Step 1: Identify the contract with the customer.

· Step 2: Identify the performance obligations in the contract.

· Step 3: Determine the transaction price.

· Step 4: Allocate the transaction price to the performance obligations in the contract.

· Step 5: Recognize revenue when the Company satisfies a performance obligation.

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

 If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

 The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•

Variable consideration

•

Constraining estimates of variable consideration

•

The existence of a significant financing component in the contract

•

Noncash consideration

•

Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company has entered contracts with several companies to provide whitelabel services of the Blockcard platform.  These whitelabel contracts allow for their clients to withdraw from the agreement based on certain various criteria and understands that these partnerships may not prove to have a positive material impact on the Company’s financials and could potentially lead to negative material impacts to the Company itself due to any number of various factors including a lack of financial viability, regulatory risks, security lapses or other issues.

Providing receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Stock-based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award.  Stock options issued under the Company’s incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant.  These options generally vest on the grant date or over a three- year period.

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes stock price volatility over expected terms based on its historical common stock trading prices.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U. S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

The Company elected to account for forfeited awards as they occur, as permitted by Accounting Standards Update (“ASU”) 2016-09. Ultimately, the actual expenses recognized over the vesting period will be for those shares that vested.

Recently issued and adopted accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a review to determine the consequences of the change to its financial statements and believes that there are proper controls in place to ascertain that the Company's financial statements properly reflect the change.

We have considered recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

See Note 4 to our financial statements beginning on page F-1 of this Form 10-K for a description of recent accounting pronouncements applicable to our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 31, 2020, Ternio, LLC had 23 full-time contractors and employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of December 31, 2017 are as follows:

Name Position Age Term of Office Approx. Hours Per Week

Executive Officers

Daniel Gouldman, Chief Executive Officer, 43 years, 01-01-2018 to present, 75 hpw

Ian Kane, Chief Operating Officer, 36 years, 01-01-2018 to present, 75 hpw

ITEM 10 – DIRECTORS, EXECUTIVE OFFICERS and SIGNIFICANT EMPLOYEES

Daniel Gouldman

CEO || Founder of Ternio || Enterprise Scale Blockchain

Alpharetta, Georgia

Summary

Daniel Gouldman is the Founder and CEO of Ternio. Mr. Gouldman has co-founded multiple successful multimillion-dollar digital companies over the past several years in the online media space. Based out of Atlanta, he has assisted the digital efforts of the ACLU, political and non-political organizations. Prior to that, Daniel was a Vice President for a 40 billion company where he was responsible for over $55 million in annual revenues.  In the past 20 years, Daniel has hired over 500 employees as he managed operations for mostly large multi-national corporations like Blockbuster Video, Axcess Financial and Public Storage.

Ian Kane

Founder @ Ternio / Driving Blockchain & Cryptocurrency Adoption

Charlotte, North Carolina Area

Summary

Ian Kane is one the founders and serves as the COO of Ternio, LLC, which provides white-label products to enterprise customers giving blockchain and cryptocurrency real world application. Ternio solved the issues related to blockchain scalability and payment utility of cryptocurrency to demonstrate how enterprise can use this tech to become better, faster, and more efficient. Mr. Kane has worked in technology & digital media for over 10 years with a heavy focus on business development, sales, and strategy.  Ian’s career started as the 1st employee in a media startup which grew into a $50mm a year business during his tenure.  Mr. Kane had the opportunity to work in both early stage and mature organizations, be a part of acquisitions on the buy and sell side, and drive go-to-market strategy for various data and media products.  As an advisor and investor in other ad tech companies, Ian always looks to create value and continually broaden his knowledge of the everchanging landscape. Ian’s background enables him to bring unique insight and experience to the next set of challenges.

Corey Ballou

Chief Technology Officer at Ternio

Charlotte, North Carolina

Summary

Mr. Ballou oversees the development of Ternio's two core products: Blockcard and Lexicon. Blockcard is Ternio’s US based cryptocurrency debit card that lets you spend your crypto anywhere. Lexicon is a scalable, patent-pending enterprise blockchain solution built on top of Hyperledger Fabric.

Mr. Ballou is a seasoned developer that has been custom building websites and applications for over two decades.  Mr. Ballou has five years of fast paced development experience at two leading design and development agencies in Charlotte followed by an additional six years working on building and launching startups for some amazing companies. Most notable is his work as lead developer for .COInternet. Briefly following a successful Super Bowl ad launch with partner GoDaddy, .CO was sold to Neustar for $109M in 2014.  Mr. Ballou has owned and operated his own web development consultancy since 2012. Since then, Corey has had the pleasure of working with several successful startups to build out their custom web applications.

Corey’s interest in the blockchain and crypto space came in 2014 upon hearing my favorite online payment processor, Stripe, had backed a crypto newcomer: Stellar. It was at this point in time, Corey fully grasped the potential impact Stellar could have on both improved settlement time and lower processing fees of online transactions. I started building custom applications in the crypto/blockchain space in 2017 and won a Stellar Build Challenge prize for my open source work on Lumenous.org (https://github.com/lumenousorg/lumenous)in early 2018.

Keith Johnson

Product Leader

Greater Atlanta Area

Summary

Keith Johnson is a disciplined and results driven Business Partner and engineer with demonstrated achievement in product management, strategy, and business development. Mr. Johnson has led both hardware, software, and managed services product teams with annual revenue in excess of $100M dollars. Keith has proven credibility to create bottom-line oriented product roadmaps and business plans.

VP of Product

2018 - Present (2 years)

Alpharetta, GA

Currrently, Mr. Johnson is the lead for product strategy & management for Ternio. Ternio's two core products are Lexicon and BlockCard. Lexicon is a scalable, patent-pending enterprise blockchain solution built on top of Hyperledger Fabric. BlockCard is an innovative digital payment solution that allows users to spend their Crypto in real-time anywhere Visa is accepted.

ITEM 11 – COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Managers

The Company’s board of managers currently consists of two Common Managers: Daniel Gouldman and Ian Kane; and one Preferred Manager: Mark Morales.

None of the Company’s managers are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent manager(s) to its board of managers in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Managers

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its board of managers in the future, but has not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire board of managers.

Managers Compensation

The Company currently does not pay its managers any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate managers, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Managers

The Company’s Amended and Restated Operating Agreement limits the liability of managers and officers of the Company to the maximum extent permitted by Delaware law. The Amended and Restated Operating Agreement states that the Company shall indemnify its managers and officers for all costs, losses, liabilities, and damages paid or incurred by such managers and/or officers in connection with the business of the Company, to the fullest extent provided or allowed by Delaware law. Expenses, including attorneys' fees, incurred with respect to any claim, action, suit, proceeding, or investigation will be advanced by the Company prior to the final disposition upon receipt of an undertaking by or on behalf of the manager and/or officer to repay such amount if it is ultimately determined that he, she or it was not entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced exceed the indemnification to which he, she or it was entitled. The Company may also take steps deemed appropriate by the President to provide and secure indemnification of any manager and/or officer, including, without limitation, the execution of agreements for indemnification between the Company and individual officers or managers which may provide rights to indemnification which are broader or otherwise different than the rights authorized by Company’s Amended and Restated Operating Agreement.

For additional information on indemnification and limitations on liability of the Company’s managers, officers, and others, please review the Company’s Amended and Restated Operating Agreement, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s managers or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 12 – SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s Units as of the date of this Offering Circular. There is beneficial ownership of the Company Units at the time of this Offering by its managers or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Units. This information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each Unitholder named below possesses sole voting and investment power over their Units, where applicable. Percentage of beneficial ownership before the offering is based on 10,000,002 Units outstanding as of the date of this Offering Circular.

The following capitalization table sets forth information regarding beneficial ownership of all classes of the Company’s Units as of the date of this Offering Circular. Percentages in the table have been rounded to the nearest tenth after the decimal.

Member	Percentage Issued	Percentage (Fully Diluted)	Voting Preferred Units	Voting Class A Common Units	Non- Voting Class B Common Units	Total Units (Preferred, Voting, Non- Voting)
Total Authorized			240,860	2	12,259,138	12,500,000

Ian Kane	48.8%	39%	0	1	4,879,570	4,879,571
Grassroots Impact, LLC	48.8%	39%	0	1	4,879,570	4,879,571
Mark Morales	2.4%	1.9%	240,860	0	0	240,860

Total Issued	100%	79.9%	240,860	2	9,759,140	10,000,002

Daniel Gouldman, Chief Executive Officer and Manager of Ternio, LLC, has beneficial ownership of 48.8% of the Company as of the date of this Offering Circular. Ian Kane, Chief Operations Officer and Manager of Ternio, LLC, has beneficial ownership of 48.8% of the Company as of the date of this Offering Circular. Mark Morales is a Manager of Ternio and has a beneficial ownership of 2.4% of the Company as of the date of this Offering Circular.

No other officer or manager of the Company has beneficial ownership of the Company as of the date of this Offering Circular. As noted in the table above, 2 Voting Class A Common Units, 9,759,140 Non-Voting Class B Common Units, and 240,860 Preferred Units are outstanding as of the date of this Offering Circular.

ITEM 13 – INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no related party agreements or transactions between the Company and its Managers or its Executors.

ITEM 14 – SECURITIES BEING OFFERED

General

The Company is offering up to 2,500,000 of its Class B Non-Voting Common Units to investors in this Offering at $4.80 per Unit for gross offering proceeds of $12,000,000.00. The Units being offered are Units of equity in the Company as set out in the Amended and Restated Operating Agreement and Amended Articles of Articles of Organization. There are three classes of Units: Class A Voting Common Units, Class B Non-Voting Common Units and Preferred Units. The Class B Non-Voting Common Units, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Units, and both are qualified in their entirety by the provisions of the Company’s Amended and Restated Operating Agreement, a copy of which have been attached as Exhibits to this Offering Circular.

If all of the Class B Common Units in this Offering are sold, the Class B Non-Voting Common Units would represent approximately 91.8% of the issued and outstanding combined Units of the Company. The Offering will remain open for 360 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional three hundred sixty (360) days by the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Units, in whole or in part. If the Company rejects any offer to subscribe for the Common Units, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are three classes of Units: Class A Voting Common Units, Class B Non-Voting Common Units and Preferred Units. In this Offering, the Company is only selling Class B Non-Voting Common Units. The Company does not expect to create any additional classes of Units during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Units if it chooses to do so. The holders of the Class A Voting Common Units, Class B Non-Voting Common Units and Preferred Units have equal rights, preferences and privileges except that (a) as to certain distributions to Preferred Unitholders as set out below and (b) the holders of Class B Non-Voting Common Units (which are being sold in this Offering) have no voting rights (c) Class A Common Units nor Class B Non-Voting Common Units have no voting rights on matters submitted to Preferred Unitholders for a vote. The rights, preferences and privileges of the Common Units and Preferred Units are set forth in the Company’s Amended and Restated Operating Agreement and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Unit in this Offering is $4.80 per Common Unit. The minimum subscription that will be accepted from an investor is Four Hundred Eighty Dollars ($480.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Four Hundred Eighty Dollars ($480.00) or more in Class B Non-Voting Common Units may be made only by tendering to the Company an executed Subscription Agreement delivered with this Offering Circular and the subscription price in a form acceptable to the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Common Units stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Common Units has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Units being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Class B Non-Voting Common Units being offered in this Offering Circular have limited or no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised by the Managers who hold 66.6% of the voting units of the Company. Because the securities being sold in this Offering have limited voting rights and limited ability to affect the control and direction of the Company, holders of these Common Units should not expect to be able to influence any decisions by management of the Company through voting on Company matters as a result.

For a full description of the voting rights of the Company’s Units offered herein, please review the

Amended and Restated Operating Agreement.

Distributions

The Company does not expect to make distributions for holders of the Company’s Units in the foreseeable future. Distributions will be made, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s President, except as noted below. Based on the Company’s Amended and Restated Operating Agreement, the President may, within 120 days of the end of each calendar year, determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves. To the extent such excess exists, the Company may make distributions to the Unitholders in accordance to their respective “Sharing Ratios” taking into consideration all the Units. The Sharing Ratios are membership interests (expressed as a percentage) of each Unitholder taking into the number of Units owned by each Unitholder divided by the total number applicable Units.

Liquidation Rights

In the event of the dissolution of the Company, the Company’s property will be sold and any funds of the Company remaining after winding up the affairs of the Company will be distributed to creditors, including Unitholders who are creditors, to the extent permitted by law, in satisfaction of the Company’s liabilities and after payment or provision for payment of the debts and other liabilities of the Company and the rights of the Preferred Unit Holders, the holders of Class B Common Units will be entitled to receive, in proportion to their Sharing Ratios, the remaining net assets of the Company. Only Preferred Unit holders shall have a liquidation preference.

Additional Matters

The Units will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Units in the corporate documents other than those disclosed in this Offering Circular. The Units are uncertificated and, as such, will not contain legends, as such would exist on a traditional stock certificate. However, the language of any such legends applicable to the Units and as set out in this Offering Circular, will apply to each Unit and shall govern the purchaser and holder of each such Unit.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any manager, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any manager, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Units with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

INVESTOR ELIGIBILITY STANDARDS

The Common Units will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Common Units. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Common Units for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Common Units, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Common Units. Transferees of the Common Units will be required to meet the above suitability standards.

All potential purchasers of the Common Units will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1)

You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals (including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs) or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)

You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware 8 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)

You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure9, or any immediate family10 member or close associate11 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(4)

If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milton, State of Georgia, on March 16, 2021.

Ternio, LLC

By: /s/ Daniel Gouldman

Chief Executive Officer and Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Daniel Gouldman

Name: Daniel Gouldman

Title: Chief Executive Officer and Manager

Date: March 16, 2021

By: /s/ Ian Kane

Name: Ian Kane

Title: Chief Operating Officer and Manager

Date: March 16, 2021

By: /s/ Mark Morales

Name: Mark Morales

Title: Manager

Date: March 16, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Daniel Gouldman

Name: Daniel Gouldman

Title: Chief Executive Officer and Manager

Date: March 16, 2021

By: /s/ Ian Kane

Name: Ian Kane

Title: Chief Operating Officer and Manager

Date: March 16, 2021

By: /s/ Mark Morales

Name: Mark Morales

Title: Manager

Date: March 16, 2021

PART F/S

S E N S I B A  S A N  F I L I P P O  L L P

CERTIFIED PUBL.IC ACCOUNTANTS AND BUSINESS ADVISORS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Ternio, LLC

We have audited the accompanying financial statements of Ternio, LLC (the “Company”), which comprise the balance sheet as of December 31, 2019 and 2018, and the related statements of operations, changes in membership unitholders’ equity, and cash flows for the year ended December 31, 2019 and 2018. and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures m the financial statements. The procedures selected depend on the auditors’ judgment , including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

San Jose, California

February 19, 2021

www .ssfllp.com

Ternio, LLC

Balance Sheet

December 31, 2019 and December 31,2018

	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$42,904	$35,119
Other Current Assets
Bitcoin (BTC)	168,546	—
Ternio (TERN)	167,833	—
Stellar Lumens (XLM)	2,779	4,411
Total Cryptocurrency	339,158	4,411
Total Other Current Assets	339,158	4,411
Total Current Assets	382,062	39,530

Fixed Assets
Computer Equipment	50,872	50,872
Internally Developed Software	95,000	—
Accumulated Depreciation & Amortization	(35,111)	(5,001)
Total Fixed Assets	110,761	45,871
TOTAL ASSETS	$492,823	$85,401

LIABILITIES AND MEMBERS' DEFICIT
Liabilities
Current Liabilities
Accounts Payable	$36,425	$37,559
Members Payable	71,566	30,000
Equity Funding Advance Proceeds	—	133,346
Accrued Performance Awards - TERN	158,477	185,152
Total Current Liabilities	266,468	386,057
TOTAL LIABILITIES	266,468	386,057

Redeemable Preferred Membership Units:
Series A Preferred 8% Membership Units 240,860 and 0 issued and outstanding as of December 31, 2019 and December 31, 2018 respectively. Includes Cumulative preferred dividends of $27,215 and $0 as of December 31, 2019 and December 31, 2018 respectively.	345,341	—
Members' Deficit
Membership Interest Units 9,759,140 issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
SAFE Agreement	25,000	—
Additional Paid in Capital - Membership Unit Options	19,007	—
Accumulated Deficit	(162,992)	(300,656)
Total Members' Deficit	(118,985)	(300,656)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND MEMBERS' DEFICIT	$492,823	$85,401

Ternio, LLC

Statement of Operations

Year Ended December 31, 2019 and 2018

	2019	2018
Revenues	$1,740,653	$1,068,771
Cost of revenues	616,654	—
Gross Profit	1,123,999	1,068,771

Operating Expenses
General and administrative	778,154	1,175,260
Sales and marketing	133,156	189,166
Depreciation & Amortization	30,110	5,001
Impairment - Cryptocurrency	17,700	—
Net Income (Loss)	$164,879	$(300,656)

TERNIO, LLC.

Statement of Membership Unitholders' Equity

	Redeemable Preferred	Members'			Accumulated	Total Membership Unit-
	Membership Unit	Common	APIC	SAFE	Deficit	Holders' Equity

Balance as of January 1, 2018 (Inception)	$—	$—	$—	$—	$—	$—
Net Loss	—	—	—	—	(300,656)	(300,656)
Balance as of December 31, 2018	—	—	—	—	(300,656)	(300,656)

Preferred Membership Unit purchased	318,126	—	—	—	—	—
Cumulative Preferred Dividend	27,215	—	—	—	(27,215)	(27,215)
Purchased Simple Agreements for Future Equity (SAFE)	—	—	—	25,000	—	25,000
Additional Paid in Capital - Membership Unit Options	—	—	19,007	—	—	19,007
Net Income	—	—	—		164,879	164,879
Balance as of December 31, 2019	$345,341	$—	$19,007	$25,000	$(162,992)	$(118,985)

Ternio, LLC

Statement of Cash Flows

Year Ended December 31, 2019 and 2018

	2019	2018
OPERATING ACTIVITIES
Net Income (Loss)	$164,879	$(300,656)
Adjustments to reconcile Net Income (Loss) to Net cash provided by operating activities:
Digital Assets: Bitcoin	(168,546)	—
Digital Assets: XLM	1,632	(4,411)
Digital Assets: TERN	(167,833)	—
Depreciation & Amortization	30,110	5,001
Fair market value upon issuance of cryptocurrency awards	5,118	185,152
Mark to market adjustment on cryptocurrency awards	(31,793)	—
Membership-unit option Awards	19,007	—
Accounts Payable	(1,134)	37,559
Total Adjustments to reconcile Net Income (Loss) to Net cash provided by operating activities:	(313,439)	223,301
Net cash used by operating activities	(148,560)	(77,355)
INVESTING ACTIVITIES
Fixed Assets	(95,000)	(50,872)
Net cash used by investing activities	(95,000)	(50,872)
FINANCING ACTIVITIES
Member Payable	41,566	30,000
Equity Funding Advance Proceeds	—	133,346
Redeemable Preferred Membership Unit Proceeds	184,780	—
Simple Agreements for Future Equity (SAFE)	25,000	—
Net cash provided by financing activities	251,346	163,346
Net cash increase for period	7,786	35,119
Cash and cash equivalents at beginning of period	35,119	—
Cash and cash equivalents at end of period	$42,904	$35,119

Supplemental disclosure of non-cash transactions

Conversion of Equity Funding Advance Proceeds to Redeemable Preferred Membership Units	$133,346	$—

Ternio, LLC.

Notes to Financial Statements

Note 1. Organization

Ternio, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was registered in the state of Delaware on January 1, 2018. The Company provides a debit card for cryptocurrency holders to use where major credit cards are accepted. The Company is headquartered in Georgia.

Note 2. Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States and globally. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include, recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2019, the Company is operating as a going concern.

The Company participates in the cryptocurrency industry. As such, it may be exposed to changing regulations in the industry that could impact the financial performance of the Company because of the inherent risk of the industry and its participants. Changes in government regulation could adversely impact our business. The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. The Federal Communications Commissions (FCC) and/or Congress may attempt to change the classification of or change the way that our online content platforms are regulated and/or change the framework under which Internet service providers are provided Safe Harbor for claims of copyright infringement, introduce changes to how digital advertising is regulated and consumer information is handled, changing rights and obligations of our competitors. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

As discussed in Note 11 COVID-19 has been determined to be a global pandemic and as a result there may be a slowdown in the economy in the United States and globally which could adversely affect the results of the Company.

Concentrations of Risk

Cryptocurrency holdings and cash equivalents may subject the Company to a concentration of risk. The largest portion of Company holdings of cryptocurrency are in its TERN holdings. The Company holding of TERN is 493,007,618 tokens with a cost basis of $167,833 and 615,500,976 tokens with a cost basis of $0 at December 31, 2019 and 2018 respectively. The Company’s cash equivalents consist primarily of deposit account or money market funds. Certain bank deposits may at times be in excess of the Federal Deposit Insurance Commission (FDIC) insurance limits.

The Company is heavily dependent on its B2C program, estimated at 100% of its revenue in 2019 and 2018.

Note 3. Liquidity and Financial Condition

The Company has a limited operating history and operates as a going concern. As of December 31, 2019, the Company has relied on money from the members. The Company’s ability to continue will be dependent on the Company’s ability to continue profitability.

The Company believes its current cash on hand is sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

Note 4. Basis of Presentation, Summary of Significant Accounting Policies and Recent Accounting Pronouncements

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Ternio, LLC.

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates. The most significant accounting estimates inherent in the preparation of the Company's financial statements include estimates associated with asset valuations including the Company’s cryptocurrency holdings, impairment analysis of intangibles, membership unit-based compensation and awards of intangible assets.

Cash, Cash Equivalents and Short-term Investments

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time, the Company's cash account balances exceed the balances as covered by the FDIC. The Company has never suffered a loss due to such excess balances. As of December 31, 2019 and 2018, the Company has $42,904 and $35,119 cash on hand, respectively.

Fair value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Board Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company's market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment. The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, and accounts payable, approximate fair value due to the short-term nature of these instruments.

The Company held no financial assets for which the Company is required to perform recurring fair value re-measurements.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2019 and 2018, the Company had no accounts receivable. The Company does not have any offbalance sheet credit exposure related to any of its customers.

Cryptocurrencies

Cryptocurrencies, (including the Company’s Ternio “TERN”, bitcoin, and other 3rd party cryptocurrencies) are included in current assets in the accompanying balance sheet. Cryptocurrencies purchased are recorded at cost and sale of the Company’s cryptocurrencies are accounted for in connection with the Company’s revenue recognition policy disclosed below.

Ternio, LLC.

Notes to Financial Statements

Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies by the Company are included within operating activities in the accompanying statement of cash flows. The sales of cryptocurrencies are included within operating activities in the accompanying statement of cash flows and any realized gains or losses from such sales are included in operating expenses in the statement of operations. The Company accounts for its gains or losses in accordance with specific identification. However, in the absence of the ability to specifically identify the cryptocurrency being sold, the Company will use the first in first out (FIFO) method of accounting in those cases.

As of December 31, 2019 and 2018, the Company has $339,158 and $4,411 in cryptocurrency, respectively. Of this, $167,833 and $0 is for its own TERN currency in 2019 and 2018 respectively.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally five years for computer related assets. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its reviews, management determined that its Bitcoin cryptocurrency was impaired by a total of $17,700 based upon an assessment as of December 31, 2019. No impairment was identified in 2018.

Income Taxes

The Company is a limited liability Company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a Company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases (“ASC 842”). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.

Ternio, LLC.

Notes to Financial Statements

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components as permitted under ASC 842. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840.

As of December 31, 2019 the Company had no leases and at December 31, 2018 the Company only had leases for less than one year.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer
•	Step 2: Identify the performance obligations in the contract
•	Step 3: Determine the transaction price
•	Step 4: Allocate the transaction price to the performance obligations in the contract
•	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a Company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration
•	Constraining estimates of variable consideration
•	The existence of a significant financing component in the contract
•	Noncash consideration
•	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The transaction consideration the Company receives, if any, is noncash Cryptocurrency in many cases, which the Company measures at fair value on the date received. As of December 31, 2019 and 2018, the Company had recognized revenue of $1,740,653 and $1,068,771, respectively.

Ternio, LLC.

Notes to Financial Statements

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s financial position and results from operations.

Cost of Revenue

The Company's cost of revenue consists primarily of the cost per token of its cryptocurrency TERN which is accounted for on first in first out (FIFO) cost basis for the wallets used to purchase TERN, independent of TERN Treasury holdings but is reviewed for impairment periodically as discussed in the section Cryptocurrency above. Also included would be any other direct costs to obtain the revenue but excluding depreciation and amortization, which are separately stated in the Company’s statement of operations.

Advertising Expenses

The Company expenses advertising costs as they are incurred. In 2019 and 2018 the Company spent $133,156 and $189,166 respectively.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Contingent Liabilities

The Company recognizes contingent liabilities when it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Disclosure in the notes to the financial statements is required for loss contingencies that do not meet both these conditions if there is a reasonable possibility that a loss may have been incurred. The Company expenses as incurred the costs of defending legal claims against the Company.

Research and Development

Research and development activities are expensed when incurred.

Software Development Costs – Internal Use

In accordance with ASC 350-40 internal use software, preliminary project stage costs are expensed as they are incurred. If a decision is made to move forward with application development, this portion of the project is to be capitalized. Training costs are expensed as incurred as well as data conversion costs.

Capitalization of costs begin when the preliminary project stage is completed and management with relevant authority implicitly or explicitly authorize and commit to funding a project and it is probable that the project will be completed and the software will be used to perform the function intended. When it is no longer probable the software will be completed and placed in service no further costs shall be capitalized and impairment is applied to existing balances. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use after all substantial testing is completed.

Once the development has been substantially completed, post-implementation operation stage costs including maintenance costs are expensed as incurred.

Upgrades and enhancements are defined as modifications to existing internal-use software that result in additional functionality-that is, modifications to enable the software to perform tasks that it was previously incapable of performing. Upgrades and enhancements normally require new software specifications and may require a change to all or part of the existing software specifications. In order for costs of specified upgrades and enhancements to internal use computer software to be capitalized it must be probable that those expenditures will result in additional functionality.

These upgrades and enhancements follow the same process of evaluation for capital and expense as typical software development costs. As we cannot separate on a reasonably cost effective basis between maintenance and relatively minor upgrades and enhancements, those costs are expensed as incurred.

Ternio, LLC.

Notes to Financial Statements

New software development activities trigger consideration of remaining useful lives of software that is to be replaced. When replacing software, unamortized costs are expensed when the new software is ready for its intended use.

Software eligible to be capitalized was $95,000 and $0 for year ending December 31, 2019 and December 31, 2018 respectively. The life of these assets is expected to be three years and amortization cost was $19,954 and $0 for 2019 and 2018 respectively.

Patents and Trademarks

Cost to acquire a patent and trademark are recorded only if the amount spent is above capitalization thresholds. Once they do, costs other than R&D are capitalized and amortized over the lifespan protected by the patent or trademark or it useful life if shorter. The company does have a patent System and Methods for Operating a Blockchain Network. It also has two trademarks registered trademarks BlockCard™ and Lexicon™. No costs have been capitalized as the expenditures have not reached the capitalization threshold at the balance sheet dates.

Membership Unit-based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Membership unit options issued under the Company’s long-term incentive plan is granted with an exercise price equal to no less than the market price of the Company’s membership unit at the date of grant and expire within 30 days after termination of agreement with applicable suppliers. These options generally vest over a three - year period.

The Company estimates the fair value of membership unit option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of membership unit-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s membership unit-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes membership unit price volatility over expected terms based on industry/competitor volatility levels in absence of trading price ranges being readily available for the Company.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U. S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

The Company elected to account for forfeited awards as they occur, as permitted by Accounting Standards Update (“ASU”) 2016-09. Ultimately, the actual expenses recognized over the vesting period will be for those shares that vested.

Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued. See Note 11.

Recently Issued and Adopted Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financial statements properly reflect the change.

Ternio, LLC.

Notes to Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) in order to increase transparency and comparability among organizations by, among other provisions, recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted. In transition, entities may also elect a package of practical expedients that must be applied in its entirety to all leases commencing before the adoption date, unless the lease is modified, and permits entities to not reassess (a) the existence of a lease, (b) lease classification or (c) determination of initial direct costs, as of the adoption date, effectively allowing entities to carryforward accounting conclusions under previous U.S. GAAP. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides entities an optional transition method to apply the guidance under Topic 842 as of the adoption date, rather than as of the earliest period presented. The Company adopted Topic 842 on January 1, 2019, using the optional transition method to apply the new guidance as of January 1, 2019, rather than as of the earliest period presented, and elected the package of practical expedients described above. Based on the analysis, on January 1, 2019, the Company recorded right of use assets and lease liabilities of approximately $0.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company adopted this new standard on January 1, 2019 and the adoption did not have a material impact on its financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”), which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company plans to adopt ASU 2018-13 on January 1, 2020 and its adoption is not expected to have any impact on the Company’s financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

Note 5. Fixed Assets

Fixed assets consisted of the following as of December 31, 2019 and 2018:

	2019	2018
Office and computer equipment	$50,872	$50,872
Software development costs	95,000	0
Total cost of property and equipment	145,872	50,872
Less accumulated depreciation	(35,111)	(5,001)
Property and equipment, net	$110,761	$45,871

Depreciation and amortization expense totaled $30,110 and $5,001, for the years ended December 31, 2019 and 2018, respectively. Depreciation is computed on the straight-line basis for the periods the assets are in service.

Ternio, LLC.

Notes to Financial Statements

Note 6. Other Obligations

Members’ Payable

The Company has taken an advance from its members of $71,566 and $30,000 as of December 31, 2019 and 2018, respectively. These advances do not have a specified maturity date, and no interest rate is specified or being charged currently.

Note 7. Accrued Performance Awards

The Company has entered into agreements for several contractors to pay them performance awards most which vest over a one to three year period. The awards are denominated in TERN. As per ASC 710, the company recognizes expense over the vesting period and the liability is adjusted to fair market value at the date of the balance sheet for awards not issued. The cost of awards was $5,118 and $185,152 for year ending December 31, 2019 and December 31, 2018 respectively. The mark to market adjustment was ($31,793) and $0 for 2019 and 2018 respectively.

Note 8. Membership Unitholders' Equity and Redeemable Preferred Membership Interest Units

2019 Transactions

Redeemable Preferred Membership Interest Units

On January 15, 2019, the Company issued 240,860 shares of 8% Series A $1.50 par value preferred membership unit for fair market value of $318,126. The membership units have full voting rights and anti-dilutive rights upon new issuances up to $15million valuation and no anti-dilutive rights above that level. There is a cumulative preferred dividend which as of December 31, 2019 and December 31, 2018 is $27,215 and $0 respectively.

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows: Owners of the Preferred Units will be entitled to return of their capital contribution (i.e., the purchase price) plus accrued dividends in respect of the Units before owners of the Company’s Preferred units will be entitled to return on their capital contributions in respect of the Preferred units. Upon a liquidation event and after the owners of Preferred units have received a return of their capital contributions, all owners of the Company’s membership interests (i.e., preferred and Common units) will share in the remaining proceeds of the Company pro rata based on the number of units owned. A merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding units of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive licensor other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event (a “Deemed Liquidation Event”), thereby triggering payment of the liquidation preferences described above.

Except with respect to certain protective provisions, the holders of Preferred vote together with Common holders on all matters on an as-converted basis.

So long as ten (10%) percent, of Preferred Units are outstanding, in addition to any other vote or approval required under the Company’s Charter or Bylaws, the Company will not, without the written consent of the holders of at least 51% of the Company’s Preferred Units, either directly or by amendment, merger, consolidation, or otherwise: (i)liquidate, dissolvor wind-up the affairs of the Company, or effect any merger or consolidation or any other Deemed Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Preferred Units;(iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Units, or increase the authorized number of shares of Preferred Units; (iv) purchase or redeem or pay any dividend on any capital stock prior to the Preferred Units, other than units repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; other than as approved by the Board; or (v) create or authorize the creation of any debt security if the Company’s aggregate indebtedness would exceed $250,000 other than equipment leases or bank lines of credit unless such debt security has received the prior approval of the Board of Directors; (vi) create or hold membership interests in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; or (vii) increase or decrease the size of the Board of Directors.

Ternio, LLC.

Notes to Financial Statements

In the event that the Company issues additional securities at a purchase price less than the current Preferred Units conversion price, such conversion price shall be adjusted in accordance with the following formula: “Typical” weighted average:CP2= CP1* (A+B) / (A+C)CP2=Preferred Unit Conversion Price in effect immediately after new issue.CP1=Preferred Unit Conversion Price in effect immediately prior to new issue. A=Number of units of Class A and Class B units deemed to be outstanding immediately prior to new issue (includes all shares of outstanding Class A and Class B units, all units of outstanding preferred units on an as-converted basis, and all outstanding options on an as-exercised basis; and does not include any convertible securities converting into this round of financing).B=Aggregate consideration received by the Corporation with respect to the new issue divided by CP1C=Number of membership units issued in the subject transaction. The following issuances shall not trigger anti-dilution adjustment:(i) securities issuable upon conversion of any of the Preferred Units, or as a dividend or distribution on the Preferred Units; (ii) securities issued upon the conversion of any debenture, warrant, option, or other convertible security; (iii) Preferred units issuable upon a unit split, unit dividend, or any subdivision of units of Preferred; and (iv) units of Preferred units (or options to purchase such units of Preferred units) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by the Company’s Board of Directors.

Each Preferred Unit will automatically be converted into Common units at the then applicable conversion rate in the event of the closing of a firm commitment underwritten public offering with a price of three (3x)times the Original Purchase Price (subject to adjustments for stock dividends, splits, combinations and similar events) and gross proceeds to the Company of not less than $30,000,000 (a “QPO”), or (ii) upon the written consent of the holders of 51%of the Preferred Units.

Unless prohibited by Delaware law governing distributions to stockholders, the Series A Preferred shall be redeemable at the option of holders of at least 51% of the Series A Preferred commencing any time after five (5) years at a price equal to the Original Purchase Price plus all accrued but unpaid dividends. Upon a redemption request from the holders of the required percentage of the Series A Preferred, all Series A Preferred shares shall be redeemed.

Simple Agreements for Future Equity (Safe)

On May 21, 2019, the Company issued SAFE agreements for future equity for fair market value of $25,000. The agreement is not equity but provides for conversion to preferred membership units in the event of an equity financing or liquidity event and also carries a 20% discount to share price for the future equity based on a $15million post-money valuation cap. In a dissolution event the holder will receive similar preference as preferred unitholders.

Membership Unit Options

In November, 2019 the Company granted membership unit options awards to acquire 450,000 shares of common membership unit of the Company under the 2019 Equity Incentive Plan, to contractors of the Company. The restricted membership unit rights have a grant date fair value of approximately $562,500 or $1.25 per share, and vest over a period of three years and one month.

2018 Transactions

Common Membership Interest Units

On January 1, 2018, the Company issued 9,759,140 LLC common membership interest units upon the inception of the Company for inception value of $0. Members have voting rights and anti-dilutive rights on new issuances.

Note 9. Membership Options, Warrants and Restricted Common Units

During the year ended December 31, 2019, the Company’s shareholders approved its 2019 Equity Incentive Plan (the “2019 Plan”), which allows the Company to issue options to purchase common shares of the Company at fair market value. As of December 31, 2019 450,000 options were granted to contractors of the Company allowing them to purchase common membership unit at $1.50 per share.

Membership Unit-based Compensation

The Company’s membership unit-based compensation expenses recognized during the years ended December 31, 2019 and 2018, were attributable to general and administrative expenses, which are included in the accompanying statement of operations.

Ternio, LLC.

Notes to Financial Statements

The Company recognized total membership unit-based compensation expense during the years ended December 31, 2019 and 2018, from the following categories:

	Years Ended December 31,
	2019	2018
Membership unit option awards under the Plan	$19,007	$0
Total membership unit-based compensation	$19,007	$0

Membership Unit Incentive Plan Options

The Company estimates the fair value of the share-based option awards on the date of grant using the Black-Scholes option-pricing model (the “Black-Scholes model”). Using the Black-Scholes model, the value of the award that is ultimately expected to vest is recognized over the requisite service period in the statement of operations. The Company attributes compensation to expense using the straight-line single option method for all options granted. The Company's determination of the estimated fair value of share-based payment awards on the date of grant under the Plan is affected by the following variables and assumptions:

•	The grant date exercise price – the estimated market price of the Company's common membership units on the date of the grant;
•	Expected option term – based on similar companies due to lack of historical experience with existing option holders estimated at 3 years;
•	Estimated dividend rates – based on historical and anticipated dividends over the life of the option;
•	Legal term of the option – grants have legal lives of continuous employment +30 days;
•	Risk-free interest rates – with maturities that approximate the expected life of the options granted;
•	Calculated membership unit price volatility – calculated over the expected life of the options granted, which is calculated based on similar company experience in the same industry;
•	Option exercise behaviors – based on actual and projected employee membership unit option exercises and forfeitures.
•	The Company accounts for forfeitures as they occur.

The Company currently provides membership unit-based compensation to contractors and consultants under the 2019 Plan. There were no membership unit options issued during the year ended December 31, 2018. The Company utilized assumptions in the estimation of fair value of membership unit-based compensation for the year ended December 31, 2019, as follows:

December 31, 2019
Dividend yield	0%
Expected price volatility	152% - 159%
Risk free interest rate	1.6%
Expected term	3.08 years

Ternio, LLC.

Notes to Financial Statements

A summary of membership unit option activity under the Plan for options contractors, for the years ended December 31, 2019 and 2018, is presented below:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2018	0	$—
Granted	0	$—
Exercised	0	$—
Forfeited	0	$—
Outstanding at December 31, 2018	0	$—
Granted	450,000	$1.50
Exercised	0	$—
Forfeited	0	$—
Outstanding at December 31, 2019	450,000	$1.50	3.0
Vested at December 31, 2019	0	$—

As of December 31, 2019, total membership unit-based compensation expense related to unvested options not yet recognized totaled $19,007, which was fully amortized in the fourth quarter of 2019. Total compensation cost related to non-vested options unamortized is $541,767.

Note 10. Commitments and Contingencies

Commitments:

Operating Leases

At December 31, 2019, the Company had operating lease liabilities of $0 and right of use assets of $0.

Rent expense, recorded on a straight-line basis, was $6,489 and $60,660 for the years ended December 31, 2019 and 2018, respectively.

Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings relating to the Company’s business and transactions arising in the ordinary course of business. The Company cannot predict the final outcome of such proceedings. Where appropriate, the Company vigorously defends such claims, lawsuits and proceedings. Some of these claims, lawsuits and proceedings seek damages, including, consequential, exemplary or punitive damages, in amounts that could, if awarded, be significant. Certain of the claims, lawsuits and proceedings arising in ordinary course of business are covered by the Company’s insurance program. The Company maintains property, and various types of liability insurance in an effort to protect the Company from such claims. In terms of any matters where there is no insurance coverage available to the Company, or where coverage is available and the Company maintains a retention or deductible associated with such insurance, the Company may establish an accrual for such loss, retention or deductible based on current available information. In accordance with accounting guidance, if it is probable that an asset has been impaired or a liability has been incurred as of the date of the financial statements, and the amount of loss is reasonably estimable, then an accrual for the cost to resolve or settle these claims is recorded by the Company in the accompanying balance sheet. If it is reasonably possible that an asset may be impaired as of the date of the financial statement, then the Company discloses the range of possible loss. Expenses related to the defense of such claims are recorded by the Company as incurred and included in the accompanying statement of operations. Management, with the assistance of outside counsel, may from time to time adjust such accruals according to new developments in the matter, court rulings, or changes in the strategy affecting the Company’s defense of such matters. On the basis of current information, the Company does not believe there is a reasonable possibility that any material loss, if any, will result from any claims, lawsuits and proceedings to which the Company is subject to either individually, or in the aggregate.

Ternio, LLC.

Notes to Financial Statements

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Note 11. Related Party Transactions

The Company has no related party transactions other than the loans from members previously discussed in Note 6.

Note 12. Subsequent Events:

Crowdfunded Offering

The Company held a successful crowdfunded offering (“The Crowdfunded Offering”) of $1,070,000 of Simple Agreements for Future Equity (“SAFEs”). The Crowdfunded Offering is being made through OpenDeal Portal Inc. (the “Intermediary” aka “Republic” or “Republic.co”). The Intermediary will be entitled to receive a 6% commission fee of the amount raised and 2% of the securities issued in this offering.

On November 8, 2019, the Company commenced this Crowdfunded Offering which successfully reached its minimum offering, but had not yet received the funds from the campaign until 2020 as the campaign was elected to be extended through the summer of 2020. In 2020, the Company received $1,009,823 net of fees as they achieved the maximum amount of the offering.

At the initial closing of this Offering (if the minimum amount is sold), our authorized capital membership unit will consist of (i) 9,759,140 common shares, par value $0.000100 per share, of which 9,759,140 common shares will be issued and outstanding; and (ii) 240,860 Series A Preferred shares, par value $15.00 per share, of which 240,860 Series A Preferred shares will be issued and outstanding.

The SAFEs are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events. The Securities do not entitle the Investors to any dividends.

Upon each future equity financing of greater than $1,000,000 (an "Equity Financing"), the SAFEs are convertible at the option of the Company, into CF Shadow Series Securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the investors in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the SAFEs in any future financing.

If the Company elects to convert the SAFEs upon the first Equity Financing following the issuance of the Securities, the Investor will receive the number of CF Shadow Series Securities equal to the greater of the quotient obtained by dividing the amount the Investor paid for the SAFEs (the "Purchase Amount") by:

(a) the quotient of $15,000,000 divided by the aggregate number of issued and outstanding shares of capital membership unit, assuming full conversion or exercise of all convertible and exercisable Securities then outstanding, including shares of convertible preferred membership unit and all outstanding vested or unvested options or warrants to purchase capital membership unit, but excluding (i) the issuance of all shares of capital membership unit reserved and available for future issuance under any of the Company’s existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any Simple Agreements for Future Equity, including the Securities (collectively, "Safes"), and (iv) any equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or Safes,

OR

(b) the lowest price per share of the Securities sold in such Equity Financing multiplied by 80%. The price (either (a) or (b)) determined immediately above shall be deemed the "First Financing Price" and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities.

If the Company elects to convert the SAFEs upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Investor will receive the number of CF Shadow Series Securities equal to the quotient obtained by dividing (a) the Purchase Amount by (b) the First Financing Price.

Ternio, LLC.

Notes to Financial Statements

In the case of an initial public offering of the Company ("IPO") or Change of Control (see below) (either of these events, a "Liquidity Event") of the Company prior to any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of common membership unit of the Company equal to the Purchase Amount divided by the quotient of (a) $15,000,000 divided by (b) the number, as of immediately prior to the Liquidity Event, of shares of the Company’s capital membership unit (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of common membership unit reserved and available for future grant under any equity incentive or similar plan; (ii) any Safes; and (iii) convertible promissory notes.

In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investors and holders of other Safes (collectively, the "Cash-Out Investors") in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts. "Change of Control" as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

In the case of a Liquidity Event following any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred membership unit equal to the Purchase Amount divided by the First Financing Price. Shares of preferred membership unit granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred membership unit issued in connection with the Company’s most recent Equity Financing.

If there is a Dissolution Event (see below) before the Securities terminate, the Company will distribute, subject to the preferences applicable to any series of preferred membership unit then outstanding, all of its assets legally available for distribution with equal priority among the Investors, all holders of other Safes (on an as converted basis based on a valuation of common membership unit as determined in good faith by the Company’s board of directors at the time of the Dissolution Event) and all holders of common membership unit. A "Dissolution Event" means (i) a voluntary termination of operations by the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

2020 Options Plan

The Company granted 100,000 additional options to contractors in October, 2019. These options vest over three years and one month and give the option holders the right to purchase common units at a price of $1.50 per unit.

Debt

Economic Injury Disaster Loan (EIDL)

On July 23, 2020 the Company received an Economic Injury Disaster Loan (“EIDL”) for $150,000 subject to a 30 year repayment schedule beginning 12 months after loan inception and at an interest rate of 3.75%. The monthly payments will be $731 per month over the repayment term and can be paid back early without penalty. The Collateral in which this security interest is granted includes the following property that Company now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible In Process and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Company grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

On April 21st, 2020 an EIDL grant was received for $10,000 which is not expected to be paid back according to Coronavirus Aid, Relief, and Economic Security Act (Cares Act) guidance.

Ternio, LLC.

Notes to Financial Statements

Payroll Protection Program (PPP) Loan

On May 11, 2020 the Company received a Payroll Protection Loan for $4,280. If the loan is not fully forgiven it will need to be paid back within 2 years at an interest rate of 1.0%. No collateral was required and payments are not required until Q3 2021.

Other Events

The COVID-19 pandemic could have a material adverse effect on our ability to operate, results of operations, financial condition, liquidity, and capital investments.

The World Health Organization has declared the COVID-19 outbreak a pandemic, and the virus continues to spread in areas where we operate and sell our products and services. The COVID-19 pandemic and similar issues in the future could have a material adverse effect on our ability to operate, results of operations, financial condition, liquidity, and capital investments. Several public health organizations have recommended, and some local governments have implemented, certain measures to slow and limit the transmission of the virus, including shelter in place and social distancing ordinances. Such preventive measures, or others we may voluntarily put in place, may have a material adverse effect on our business for an indefinite period of time, such as the potential shut down of certain locations, decreased employee availability, potential border closures, disruptions to the businesses of our channel partners, and others. Our suppliers and customers may also face these and other challenges, which could lead to a disruption in labor, spending and consumer demand for our products and services. These issues may also materially affect our future access to our sources of liquidity, particularly our cash flows from operations, financial condition, capitalization, and capital investments. Although these disruptions may continue to occur, the long-term economic impact and near-term financial impacts of the COVID-19 pandemic, including but not limited to, possible impairment, restructuring, and other charges, cannot be reliably quantified or estimated at this time due to the uncertainty of future developments.

Management’s Evaluation

Management has evaluated subsequent events through February 19, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.